PROMISSORY NOTE
                            FIRST UNION NATIONAL BANK


$5,000,000.00                                         San Francisco, California
                                                      July 15, 1998

         PLM INTERNATIONAL, INC., a Delaware corporation ("Borrower"), for value received, hereby unconditionally promises to pay to the order of FIRST UNION NATIONAL BANK ("FUNB"), in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount of all advances made to Borrower by FUNB, whichever is less (each such advance being a "Loan"), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below. All amounts owed hereunder shall be paid by Borrower in full, free and clear of any deduction or withholding for taxes or otherwise.

1. Principal. The outstanding principal amount hereunder shall be due and payable in full on October 13, 1998 (the "Maturity Date"). Amounts borrowed hereunder may be repaid and, prior to the business day immediately preceding the Maturity Date and subject to the applicable terms and conditions precedent to borrowings hereunder, reborrowed. Each request for a Loan hereunder shall be in the minimum dollar amount of One Hundred Thousand Dollars ($100,000) and shall be requested by Borrower's irrevocable written notice, in the form of a "Notice of Borrowing" attached hereto as Exhibit A, and delivered to FUNB by a responsible officer of Borrower not later than 12:00 noon, Charlotte, North Carolina time, one (1) business day prior to the requested funding date. Each request for a Loan hereunder shall constitute a reaffirmation by Borrower and the responsible officer of Borrower requesting the same that the representations and warranties contained in this Note are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

2. Interest Rate and Payments. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate per annum equal to the Prime Rate, as the same may fluctuate on a daily basis, or the maximum rate permissible by law, whichever is less. The "Prime Rate" shall be the rate of interest per annum publicly announced from time to time by FUNB as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. Borrower acknowledges that the rate announced publicly by FUNB as its prime rate is an index or base rate and shall not necessarily be the lowest rate charged to FUNB's customers or other banks. Interest shall be payable monthly in arrears on the first business day of each calendar month following the date first set forth above and shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Any principal repayment or interest payment on the Loans hereunder not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at a rate per annum which is determined by adding two percent (2.0%) to the rate per annum otherwise applicable to such Loans.

3. Place of Payments. All amounts payable hereunder shall be payable at the office of FUNB at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: Maria Ostrowski, or at such other place as the holder hereof may designate in writing.

4. Prepayment; Application of Payments and Notation on Books. This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal. Each Loan made hereunder, and all payments of principal and interest, shall be evidenced by notations made by FUNB on its books and records; provided, however, that the failure by FUNB to make such notations shall not limit or otherwise affect the obligations of Borrower with respect to the repayments of principal or payments of interest on the Loans. Absent manifest error, the aggregate unpaid amount of each Loan set forth on the books and records of FUNB shall be presumptive evidence of the principal amount owing and unpaid under this Note.

5. Conditions Precedent. The effectiveness of this Note and the obligation of FUNB to make any Loan is conditioned upon FUNB's receiving, in form and substance satisfactory to it, the following:

     (a)          Note.  This Note, duly executed and delivered by Borrower;

     (b) Corporate Documents. A certificate of a responsible officer of Borrower
(i) certifying that the certified copies of the certificate of incorporation and bylaws of Borrower, attached as Exhibits A and B to the Certificate of Assistant Secretary of Borrower dated as of December 2, 1997 and delivered to FUNB as Agent under the AFG Agreement, as defined below, are true and accurate, remain in full force and effect and have not been amended since that date, (ii) attaching true and correct copies of all resolutions of the board of directors of Borrower authorizing or relating to the execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby and
(iii) setting forth the name, title and signature of the authorized signers for Borrower;

     (c) Certificate of Officer. A certificate, dated as of the date hereof, and, as to each requested Loan, a certificate dated as of the date of such Loan, of the Chief Financial Officer or Corporate Controller of Borrower to the effect that (i) the representations and warranties of Borrower contained in Section 6 are true, accurate and complete in all material respects as of the date hereof and (ii) no Event of Default or event which with the passage of time or notice or both would become an Event of Default under this Note has occurred;

     (d) Opinion. An original favorable opinion of counsel on behalf of Borrower, in form and substance satisfactory to FUNB, dated as of the date hereof and addressed to FUNB, together with copies of any officer's certificates or legal opinions of other counsel or law firm specifically identified and expressly relied upon by such counsel;

     (e) Notice of Borrowing. As to each requested Loan, at least one (1) business day before each Loan, a Notice of Borrowing;

     (f) No Event of Default. As to each requested Loan, no event shall have occurred and be continuing or would result from the making of such Loan on the requested funding date which constitutes an Event of Default or which with the passage of time or notice or both would constitute an Event of Default under this Note or under (and as separately defined in) the Growth Fund Agreement, the TEC AcquiSub Agreement or the AFG Agreement, as each is defined below; and

     (g) Other Documents. Such other documents, information and items from Borrower as reasonably requested by FUNB.

6. Representations and Warranties. Borrower hereby warrants and represents to FUNB as follows, and agrees that each of said warranties and representations shall be deemed to continue until full, complete and indefeasible payment and performance of the obligations hereunder and shall apply anew to each borrowing:

     (a) Existence and Power. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and licensed as a foreign corporation and authorized to do business in each jurisdiction within the United States where its ownership of property and assets or conduct of business requires such qualification. Borrower has the corporate power and authority, rights and franchises to own its property and assets and to carry on its business as now conducted. Borrower has the corporate power and authority to execute, deliver and perform the terms of this Note and all other instruments and documents contemplated hereby or thereby.

     (b) Note Authorized; Binding Obligations. The execution, delivery and performance of this Note have been duly authorized by all necessary and proper corporate action on the part of Borrower and this Note constitutes a legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

     (c) No Conflict; Legal Compliance. The execution, delivery and payment of this Note will not: (i) contravene any provision of Borrower's certificate of incorporation or bylaws; (ii) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any court or governmental authority, which contravention, conflict or violation, in the aggregate, may have a Material Adverse Effect ("Material Adverse Effect" means any set of circumstances or events which has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Note, is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, materially impairs or could reasonably be expected to materially impair the ability of Borrower to perform its obligations hereunder or under any other agreement between Borrower and FUNB, or materially impairs or could reasonably be expected to materially impair the ability of FUNB to enforce any of its legal remedies pursuant to this Note or under applicable law); or (iii) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which Borrower is a party or by which Borrower, or its property and assets may be bound or affected. Borrower is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, the non-compliance with, the violation or breach of or the default under which would, with reasonable likelihood, have a Material Adverse Effect.

7. Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

     (a) Failure to make Payments. Borrower fails to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due hereunder on the date the same becomes due and payable, whether by acceleration or otherwise and such failure shall not have been cured to FUNB's satisfaction within five (5) calendar days; or

     (b) Payments under Other Agreements with FUNB. Any of Borrower, American Finance Group, Inc., TEC AcquiSub, Inc., PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, PLM Equipment Growth & Income Fund VII, Professional Lease Management Income Fund I, L.L.C., PLM Financial Services, Inc. fails to pay any sum due FUNB under any agreement to which such person is a party, as such sum shall become due and payable, whether by acceleration or otherwise and such failure shall not be cured to FUNB's satisfaction within five (5) calendar days; or

     (c) Other Agreements. (i) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness of Borrower, or breaches any term of any evidence of such indebtedness or defaults in any payment in respect of any contingent obligation in each case exceeding, in the aggregate outstanding principal amount, $1,000,000 or (ii) Borrower breaches or violates any term or provision of any evidence of indebtedness or contingent obligation under any loan agreement, mortgage, indenture, guaranty or other
agreement   relating  thereto  if  the  effect  of  such  breach  is  to  permit acceleration under the applicable instrument, loan agreement, mortgage, indenture, guaranty or other agreement and such failure shall not have been cured within the applicable cure period, or there is an acceleration under the applicable instrument, loan agreement, mortgage, indenture, guaranty or other agreement or such indebtedness otherwise becomes or is caused to become then due and payable in its entirety; or

     (d) Breach of Covenants or Representations or Warranties. Borrower fails or neglects to perform, keep or observe any of the covenants contained herein; or any representation or warranty made by or on behalf of Borrower in this Note or any other agreement or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false, misleading or incomplete in any material respect when made; or

     (e) Insolvency; Bankruptcy. Borrower shall (i) cease to be solvent, (ii) admit in writing its inability to pay its debts as they mature, (iii) make an assignment for the benefit of creditors, (iv) apply for or consent to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its properties or business, or such a receiver, liquidator, custodian or trustee otherwise shall be appointed and shall not be discharged within sixty (60) days after such appointment, or a bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any order, judgment or decree shall be entered against Borrower decreeing its dissolution or division; provided, however, with respect to an involuntary petition in bankruptcy, such petition shall not have been dismissed within sixty (60) days after the filing of such petition; or

     (f) Material Adverse Effect. There shall have been a change in the assets, liabilities, financial condition, operations, affairs or prospects of Borrower or any guarantor of any of Borrower's obligations to FUNB which, in the reasonable determination of FUNB has, either individually or in the aggregate, had a Material Adverse Effect; or

     (g) Judgments, Writs and Attachments. There shall be a money judgment, writ or warrant of attachment or similar process entered or filed against Borrower which (net of insurance coverage) remains unvacated, unbonded, unstayed or unpaid or undischarged for more than sixty (60) days (whether or not consecutive) or in any event later than five (5) calendar days prior to the date of any proposed sale thereunder; or

     (h) Legal Obligations. This Note or any other agreement between Borrower and FUNB shall for any reason other than the full, complete and indefeasible satisfaction of the obligations thereunder cease to be, or be asserted by Borrower, not to be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; or

     (i) Other Credit Agreements. Without limiting the generality of, and in addition to the events described in this Section 7, the occurrence of any "Event of Default" (i) as defined under the Third Amended and Restated Warehousing Credit Agreement dated as of December 2, 1997, by and among each of PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, PLM Equipment Growth & Income Fund VII, Professional Lease Management Income Fund I, L.L.C., PLM Financial Services, Inc. and the Lenders and Agent named therein, as the same may from time to time be amended, modified, supplemented, renewed, extended or restated (the "Growth Fund Agreement") or any other loan or security document related to the Growth Fund Agreement; (ii) as defined in the Second Amended and Restated Warehousing Credit Agreement dated as of December 2, 1997, by and among TEC AcquiSub, Inc. and the Lenders and Agent named therein, as the same may from time to time be amended, modified, supplemented, renewed, extended or restated (the "TEC AcquiSub Agreement") or any other loan or security document related to the TEC AcquiSub Agreement; or (iii) as defined in the Amended and Restated Warehousing Credit Agreement dated as of December 2, 1997, as amended through the date hereof, by and among American Finance Group, Inc. and the Lenders and Agent named therein, as the same may from time to time be further amended, modified, supplemented, renewed, extended or restated (the "AFG Agreement") or any other loan or security document related to the AFG Agreement; or

     (j) Criminal Proceedings. A criminal proceeding shall have been filed in any court naming Borrower as a defendant for which forfeiture is a potential penalty under applicable federal or state law which, in the reasonable determination of FUNB, may have a Material Adverse Effect; or

     (k) Action by Governmental Authority. Any court or governmental authority enters a decree, order or ruling ("Government Action") which will materially and adversely affect Borrower's financial condition, operations or ability to perform or pay its obligations arising under this Note or any instrument or agreement executed in relation hereto. Borrower shall have thirty (30) days from the earlier of the date Borrower first discovers it is the subject of Government Action or FUNB or any agency gives notice of Government Action to take such steps as are necessary to obtain relief from the Government Action. For the purpose of this paragraph, "relief from Government Action" means to discharge or to obtain a dismissal of or release or relief from (i) any Government Action so that the affected party or parties do not incur any monetary liability in the case of Borrower, or (ii) any disqualification of or other limitation on the operation of Borrower which in the reasonable determination of FUNB may have a Material Adverse Effect; or

     (l) Governmental Decrees. Any court or governmental authority, including, without limitation, the Securities and Exchange Commission, shall enter a decree, order or ruling prohibiting any of American Finance Group, Inc., TEC AcquiSub, Inc., PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, PLM Equipment Growth & Income Fund VII, Professional Lease Management Income Fund I, L.L.C. or PLM Financial Services, Inc. from releasing or paying to Borrower any funds in the form of management fees, profits or otherwise which, in the reasonable determination of FUNB may have a Material Adverse Effect.

8. Remedies. Upon the occurrence and continuance of any Event of Default, FUNB shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, FUNB may do any one or more of the following, all of which are hereby authorized by Borrower: (a) declare all or any of the obligations of Borrower under this Note and any other instrument executed by Borrower in relation hereto to be immediately due and payable, and such obligations shall immediately become due and payable and immediately collectible by FUNB pursuant to applicable law; provided that if such Event of Default is under Section 7(f) or 7(g), then all of the obligations of Borrower hereunder shall become immediately due and payable and collectible forthwith without the requirement of any notice or other action by FUNB; and (b) exercise in addition to all other rights and remedies granted hereunder, any and all rights and remedies otherwise available at law or in equity.

9. Waiver; Representations and Expenses. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note, and shall pay all costs and expenses of collection when incurred by FUNB, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No extension nor indulgence granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the rights of FUNB herein. The liability of Borrower shall be unconditional, without regard to the liability of any other party, and shall not be in any manner affected by any forbearance, partial action or delay on the part of FUNB in regard to the exercise of any right, power or remedy under this Note.

10. Indemnity. Borrower shall pay, indemnify, and hold FUNB and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Note and any other documents related hereto, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Note or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

11. Governing Law; Amendment and Interpretation. This Note shall be governed by, and construed and enforced in accordance with, the laws of the North Carolina, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and FUNB may at any time thereafter require payment in full of all amounts due hereunder. This Note may not be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought. The headings of Sections shall not be taken into account in interpreting the terms of this Note.

12. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Borrower may not assign its rights or delegate its obligations hereunder.

13. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, BY EXECUTION HEREOF, AND FUNB, BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO FUNB TO ACCEPT THIS NOTE.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first written above.

                                  PLM INTERNATIONAL, INC.



                                  By:
                                  Name:
                                  Title:

                                    EXHIBIT A

                               NOTICE OF BORROWING

                            (PLM International, Inc.)

                                                              Date:


To:      First Union National Bank
         One First Union Center
         301 South College Street
         Charlotte, NC  28288

Re: Promissory Note dated as of July 15, 1998 (as the same may from time to time be amended, modified, supplemented, renewed, extended or restated, the "Note"), by PLM International, Inc., a Delaware corporation ("Borrower") in favor of First Union National Bank ("FUNB").

Ladies and Gentlemen:

The undersigned refers to the Note, the terms defined therein used herein as defined, and hereby gives you notice irrevocably, pursuant to Section 1 of the Note, of the borrowing of a Loan specified herein:

1.       The business day of the proposed borrowing is            , 199_.

2.       The aggregate amount of the proposed borrowing is $      .
                                                            ------

The undersigned hereby certifies that the following statements are true, accurate and complete as of the date hereof, and will be true, accurate and complete on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Borrower set forth in Section 6 of the Note are true, accurate and complete as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete as of such date);

                  (b) no Event of Default or event which with the passage of time or notice or both would become an Event of Default has occurred and is continuing, or would result from such proposed borrowing; and

                  (c) the proposed borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed $5,000,000.

                                 PLM INTERNATIONAL, INC.,
                                 a Delaware corporation


                                 By:
                                 Name:
                                 Title:

                                 By:
                                 Printed Name: